UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2025
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1220 N Price Road, Suite 2, Olivette, MO 63132
(Address of principal executive offices, Including Zip Code)

(314) 200-5218
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transition
On February 6, 2025 (the “Announcement Date”), the Board of Directors (the “Board”) of Latch, Inc. (together with its subsidiaries, the “Company”) appointed David Lillis as Chief Executive Officer, Jeff Mayfield as Chief Financial Officer and Priyen Patel as Chief Strategy and Legal Officer (collectively, the “Appointed Officers”), effective on the Announcement Date. On February 4, 2025, Jason Keyes, Interim Chief Executive Officer, and Marc Landy, Interim Chief Financial Officer, provided notice of their resignations from their positions with the Company effective as of the Announcement Date. Messrs. Keyes and Landy were serving in such capacities pursuant to an agreement between the Company and AP Services, LLC, an affiliate of AlixPartners, a global consulting firm.
Other than as disclosed herein, there are no arrangements or understandings between the Appointed Officers and any other person pursuant to which the Appointed Officers were selected as officers of the Company, and the Appointed Officers have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Appointed Officers do not have any family relationship with any director or executive officer of the Company.
David Lillis Appointment
Effective on the Announcement Date, the Company and David Lillis entered into an amended and restated employment agreement (the “Lillis Agreement”), pursuant to which Mr. Lillis serves as Chief Executive Officer of the Company.
Mr. Lillis, age 50, had served as Senior Vice President of Finance of the Company since July 2023. He was previously Chief Financial Officer of RubinBrown LLP, an accounting and professional consulting firm. In such role, which began in 2021, Mr. Lillis served as the top finance executive for the firm and was responsible for all financial operations. Prior to that, Mr. Lillis was Business Finance Officer of Mastercard Global Prepaid where he oversaw financial strategy for the division following the merger of Mastercard Worldwide’s Prepaid Management Services and Global Prepaid divisions. Prior to the 2018 merger, Mr. Lillis was Business Finance Officer of Mastercard’s Prepaid Management Services division, a role he began in 2016. Mr. Lillis originally joined Mastercard in 2012 as Vice President, Finance - Operations and Technology. Before joining Mastercard, he spent four years as Vice President, Brokerage Finance - Operations & IT at Wells Fargo Advisors. His additional work experience includes roles at CNA Insurance, First National Bank of Naperville, Pfizer, Inc. and KPMG LLP. Mr. Lillis has a Bachelor of Business Administration degree and an Executive Master of Business Administration degree from the University of Notre Dame. He is a Chartered Financial Analyst and a Certified Public Accountant.
Pursuant to the Lillis Agreement, effective as of the Announcement Date, Mr. Lillis has an annual base salary of $500,000 and an annual target bonus of 50% of such base salary, payable under the 2025 Performance Bonus Program (as defined and described below). Mr. Lillis will also receive additional cash payments under the Cash Program (as defined below). Mr. Lillis’s base salary will be pro-rated for the remainder of 2025.
In the event Mr. Lillis is terminated without cause or resigns from the Company for good reason (each, a “Qualifying Termination”), Mr. Lillis will receive: (a) a cash severance payment equal to the sum of his annual base salary and target bonus; (b) any accrued annual bonus; and (c) up to 12 months of subsidized premiums for continued coverage under one or more of the Company’s group medical, dental or vision plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA premiums”). Additionally, in the event such Qualifying Termination occurs during the three (3) months prior to, or the twenty-four (24) months following, the date of a qualifying change in control, in addition to the payments and benefits described in the previous sentence, all of Mr. Lillis’s unvested equity or equity-based awards granted under the Company’s equity award plans will immediately become 100% vested.
The description of the Lillis Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Lillis Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Jeff Mayfield Appointment
Effective on the Announcement Date, the Company and Jeff Mayfield entered into an amended and restated employment agreement (the “Mayfield Agreement”), pursuant to which Mr. Mayfield serves as Chief Financial Officer of the Company.
Mr. Mayfield, age 48, joined the Company in September 2023 as Controller. Mr. Mayfield has over 20 years of experience and expertise in global accounting, finance strategy and operational leadership. From 2001 to September 2023, Mr. Mayfield held progressive leadership roles at Mastercard Worldwide, where he led financial integration efforts for over ten acquisitions with deal values ranging from $25 million to $3 billion. In his roles at Mastercard, he also developed governance structures, streamlined processes and ensured compliance across multinational operations to maximize synergies and minimize disruptions. Mr. Mayfield has a Bachelor of Science degree in accounting from the University of Missouri and is a licensed Certified Public Accountant.
Pursuant to the Mayfield Agreement, effective as of the Announcement Date, Mr. Mayfield has an annual base salary of $300,000 and an annual target bonus of 50% of such base salary, payable under the 2025 Performance Bonus Program. Mr. Mayfield will also receive additional cash payments under the Cash Program. Mr. Mayfield’s base salary will be pro-rated for the remainder of 2025.
In the event of a Qualifying Termination, Mr. Mayfield will receive: (a) a cash severance payment equal to the sum of his annual base salary and target bonus; (b) any accrued annual bonus; and (c) up to 12 months of subsidized COBRA premiums. Additionally, in the event such Qualifying Termination occurs during the three (3) months prior to, or the twenty-four (24) months following, the date of a qualifying change in control, in addition to the payments and benefits described in the previous sentence, all of Mr. Mayfield’s unvested equity or equity-based awards granted under the Company’s equity award plans will immediately become 100% vested.
The description of the Mayfield Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Mayfield Agreement, a copy of which is filed as Exhibit 10.2 to this Report and incorporated herein by reference.
Priyen Patel Appointment
Effective on the Announcement Date, the Company and Priyen Patel entered into an amended and restated employment agreement (the “Patel Agreement”), pursuant to which Mr. Patel serves as Chief Strategy and Legal Officer of the Company.
Mr. Patel, age 38, joined the Company in April 2019 as VP of Legal and most recently served as Senior Vice President, Head of Corporate Strategy, General Counsel and Corporate Secretary. In such role, Mr. Patel has built and led the Company’s legal function and acted as a trusted advisor and leader for the Company and the Board through several critical events, including its initial public offering, the restatement process and several leadership transitions. Prior to joining the Company, Mr. Patel was an attorney at White & Case LLP, a position he started in May 2018 with a focus on technology transactions and mergers and acquisitions. He previously practiced at Latham & Watkins LLP and Kenyon & Kenyon LLP, focusing on complex commercial litigation and intellectual property law. Mr. Patel provides over a decade of technology-focused legal, business and management experience, and deep institutional knowledge of the Company’s business. Mr. Patel has a Bachelor of Science degree in electrical engineering from the Georgia Institute of Technology and a Juris Doctorate degree from The George Washington University Law School.
Pursuant to the Patel Agreement, effective as of the Announcement Date, Mr. Patel has an annual base salary of $375,000 and an annual target bonus of 50% of such base salary, payable under the 2025 Performance Bonus Program. Mr. Patel will also receive additional cash payments under the Cash Program. Mr. Patel’s base salary will be pro-rated for the remainder of 2025.
In the event of a Qualifying Termination, Mr. Patel will receive: (a) a cash severance payment equal to the sum of his annual base salary and target bonus; (b) any accrued annual bonus; and (c) up to 12 months of subsidized COBRA premiums. Additionally, in the event such Qualifying Termination occurs during the three (3) months prior to, or the twenty-four (24) months following, the date of a qualifying change in control, in addition to the payments and benefits described in the previous sentence, all of Mr. Patel’s unvested equity or equity-based awards granted under the Company’s equity award plans will immediately become 100% vested.
The description of the Patel Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Patel Agreement, a copy of which is filed as Exhibit 10.3 to this Report and incorporated herein by reference.
Leadership Compensation Program
Under the Company’s cash-based leadership compensation program, participants receive an additional amount of cash compensation, payable in semi-monthly installments in addition to their regular base salary (the “Cash Program”). As of the Announcement Date, the Appointed Officers are entitled to the following annualized amounts under the Cash Program: Mr. Lillis, $300,000; Mr. Mayfield, $200,000; and Mr. Patel, $300,000. The Cash Program will terminate upon the earlier of the relisting of the Company on a national securities exchange or its termination by the Board, the Compensation Committee of the Board or the Company’s Chief Executive Officer.

2025 Performance Bonus Program
On the Announcement Date, the Board approved a performance-based bonus program for calendar year 2025 (the “2025 Performance Bonus Program”). Under the 2025 Performance Bonus Program, the Appointed Officers are eligible for quarterly bonus payouts based on certain Company performance metrics. Payouts will be made to each Appointed Officer in an amount equal to the percentage attainment of each quarterly target, with a threshold performance of 75% to earn a payout with respect to a target and a maximum payout of 150% of the target bonus.
Item 7.01    Regulation FD Disclosure.
On February 6, 2025, the Company issued a press release related to the information described in Item 5.02 above (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Report.
The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of February 5, 2025, by and between the Company and David Lillis.
10.2	Amended and Restated Employment Agreement, dated as of February 5, 2025, by and between the Company and Jeff Mayfield.
10.3	Amended and Restated Employment Agreement, dated as of February 5, 2025, by and between the Company and Priyen Patel.
99.1	Press Release dated February 6, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	February 6, 2025	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Chief Strategy and Legal Officer